Exhibit 99.(h)(4)

FORM OF

THIRD AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Third Amendment is entered into as of September_, 2018 (the “Amendment”), by and between Harding, Loevner Funds, Inc. (the “Company”), a Maryland corporation, acting on its own behalf and on behalf of each of its series listed in SCHEDULE A—FUND LIST to the Administration Agreement (as defined below), and The Northern Trust Company (“Northern”), an Illinois corporation.

WHEREAS, the Company and Northern are party to a Fund Administration and Accounting Services Agreement, dated as of June 2, 2010 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Administration Agreement”), wherein Northern agreed to provide certain services to the Funds; and

WHEREAS, in addition to the provisions contained in the Administration Agreement, effective as of the date hereof, the Company and Northern wish to make certain amendments to the Administration Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Administration Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENTS.

(a)	SCHEDULE B—FEES AND EXPENSES to the Administration Agreement is hereby amended, effective as of October 1, 2018, by replacing such Schedule with the SCHEDULE B attached hereto.

(b)

SCHEDULE C—FUND ADMINISTRATION SERVICES to the Administration Agreement is hereby amended by replacing the second bullet point under the heading “Description of Administration Services on a Continuous Basis:” of such Schedule with the following:

•

Prepare for filing with the Securities and Exchange Commission (“SEC”) the following documents: Form N-SAR, Form N-CEN, Form N-CSR, Form N-Q, Form N-PORT, Form N-PX, Form N-MFP, Form N-CR, Form N-LIQUID and all amendments to the Registration Statements, including annual updates of the Prospectus(es) and Statements Additional Information for each Fund and any supplements thereto;

(c)	SCHEDULE E—LIST OF SUBCONTRACTORS OR AGENTS to the Administration Agreement is hereby amended by replacing such Schedule with the SCHEDULE E attached hereto.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

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Exhibit 99.(h)(4)

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Administration Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Administration Agreement in the Administration Agreement and all schedules thereto shall mean and be a reference to the Administration Agreement as amended by this Amendment.

[Signature Pages Follow]

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Exhibit 99.(h)(4)

IN WITNESS WHEREOF, each of the Company and Northern has caused this Amendment to be signed and delivered by its duly authorized representative.

HARDING, LOEVNER FUNDS, INC.

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Exhibit 99.(h)(4)

SCHEDULE B - FEES AND EXPENSES

Fund Administration, and Accounting

Effective October 1, 2018

A.	For the services rendered under this Agreement, the Company shall cause to be paid to Northern out of the assets of the Company the fees defined on the attached Fee Schedule.

B.

For the purpose of determining fees calculated as a function of the Company’s assets, the value of the Company’s assets and net assets shall be computed as required by its Prospectus, generally accepted accounting principles, the Company’s valuation procedures and resolutions of the Company’s Board of Directors.

C.	Out-of-pocket expenses, including but not limited to those in Section 5(d), will be computed and billed by Northern and payable quarterly by or on behalf of the Company.

FUND ADMINISTRATION AND FUND SERVICES

A tiered asset-based fee applied at the fund level to the Harding Loevner Funds:

On the first $2 billion On the next $2 billion Over $4 billion	[ ] [ ] [ ]

Fund-based Fees

Annual per Fund account fee	[ ]
Annual per additional Share Class fee over 2 classes -
Annual Fair Valuation fee per fund

FORM N-PORT AND N-CEN SERVICES

Core Comprehensive support for monthly N-PORT filing Form N-CEN filing	[ ]

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Exhibit 99.(h)(4)

OUT OF POCKET EXPENSES

Customary out of pocket expenses will apply. The list below is representative but not exhaustive.

LEGAL & REGULATORY ADMINISTRATION:

Cost of printing and mailing board materials.

BLUE SKY EXPENSE:

The cost of any third-party agreement for Blue Sky services will be charged as an out of pocket expense.

FUND ADMINISTRATION:

Fund proxy costs — production , mailing and shareholder vote tabulation and solicitation Retention of records charges if its a significant volume

Print and production costs for financial reports and require shareholder reporting Edgar Filing fees

FUND ACCOUNTING

None, as long as Northern Trust’s standard pricing feeds are utilized.

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Exhibit 99.(h)(4)

SCHEDULE E - LIST OF SUBCONTRACTORS OR AGENTS

•	Blue Sky Services will be provided by National Regulatory Senices effective March 1, 2018.

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